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[LOGO] SEDONA
         CORPORATION
                                                           FOR IMMEDIATE RELEASE


                    SEDONA CORPORATION REQUESTS COMMON STOCK
                      CEASE TO BE QUOTED ON BERLIN EXCHANGE


KING OF PRUSSIA, PA - May 25, 2004 - SEDONA(R) Corporation (OTCBB: SDNA) (www.sedonacorp.com), a leading provider of web-based Customer Relationship Management (CRM) solutions for small and mid-sized businesses, today announced that it has sent a letter to the Berlin Exchange requesting that its' common stock no longer be quoted on that exchange.

SEDONA's common stock is not listed on the Berlin Exchange, but began being quoted there, on March 26, 2004. This quotation was done without the knowledge or consent of the Company, which, according to Berlin Exchange rules, is not required. While there is no assurance that the Berlin Exchange will honor the request, the letter to the proper authorities of that exchange seeks to cease quotations immediately.


ABOUT SEDONA CORPORATION

SEDONA(R) Corporation (OTCBB: SDNA) is the leading technology and services provider that delivers Customer Relationship Management (CRM) solutions specifically tailored for small and mid-sized financial services businesses such as community banks, credit unions, insurance companies, and brokerage firms. Utilizing SEDONA's CRM solutions, financial services companies can effectively identify, acquire, foster, and retain loyal, profitable customers.

Leading financial services solution providers such as Fiserv, Inc., Open Solutions Inc., COCC, Sanchez Computer Associates, Inc., EastPoint Technologies, Pinkerton Consulting, and AIG Technologies leverage SEDONA's CRM technology to offer best-in-market CRM to their own clients and prospects. SEDONA Corporation is an Advanced Level Business Partner of IBM(R) Corporation.

For additional information, visit the SEDONA web site at www.sedonacorp.com or call 1-800-815-3307.

Forward Looking Statements
--------------------------

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes" "anticipates" "plans" or "expects" and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.


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  SEDONA(R) is a registered trademark and Intarsia(R) is a registered trademark of SEDONA Corporation. All other trade names are the property of their respective owners.

           This press release and prior releases are available on the
               SEDONA Corporation web site at www.sedonacorp.com.
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      SEDONA INVESTOR CONTACT:                     SEDONA MEDIA CONTACT:
      ------------------------                     ---------------------
            Steve Ficyk                               Michelle Brown
        Tel: 1-330-220-4051                         Tel: 1-610-337-8400
E-mail: steve.ficyk@sedonacorp.com         E-mail: michelle.brown@sedonacorp.com
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